SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12

                              PAPP FOCUS FUND, INC.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

               [ ] Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                              PAPP FOCUS FUND, INC.
                             6225 NORTH 24TH STREET
                                   SUITE #150
                             PHOENIX, ARIZONA 85016

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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 23, 2004
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TO THE STOCKHOLDERS OF PAPP FOCUS FUND, INC.:

Please take notice that a Special Meeting of stockholders (the "Special Meeting") of Papp Focus Fund, Inc. (the "Fund") will be held at the offices of
L. Roy Papp & Associates, LLP (the "Adviser"), 6225 North 24th Street, Suite #150, Phoenix, AZ 85016, on January 23, 2004, at 10:00 a.m., local time, for the following purposes:

1. To consider and act upon a proposal to liquidate, dissolve and terminate the Fund in accordance with the Plan of Liquidation (the "Plan") adopted by the Board of Directors (the "Board"); and

2. To transact such other business as may properly come before the Special Meeting.

The Board has unanimously determined that a complete liquidation and dissolution is in the best interests of the Fund and its stockholders. As of December 4, 2003, the Fund had approximately $1.7 million in net assets, and the Board has concluded that the continued operation of the Fund at this size is not economically feasible or in the best interests of the Fund or its stockholders. The Board has also determined that it is improbable that sales of the Fund's shares can be increased to raise assets to a more viable level.

We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite stockholder approval, stockholders remaining in the Fund will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement, on or about January 29, 2004.

The proposal is discussed in greater detail in the attached proxy statement. Holders of record of shares of the Fund at the close of business on December 16, 2003 are entitled to vote at the Special Meeting and at any adjournments thereof:

o    By mail, with the enclosed proxy card; or

o    In person at the meeting.

In the event that the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting.

The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against the proposal.

We encourage you to vote by completing and returning your proxy card. These voting methods will reduce the time and costs associated with the proxy solicitation. Whichever method you choose, please read the full text of the proxy statement before your vote.

By order of the Board of Directors,


                                        /s/ L. Roy Papp

                                        L. Roy Papp
                                        Chairman

                               December 29, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

                              PAPP FOCUS FUND, INC.
                             6225 NORTH 24TH STREET
                                   SUITE #150
                             PHOENIX, ARIZONA 85016

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     Proxy Statement for the Special Meeting of Stockholders To Be Held on
                                January 23, 2004
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This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papp Focus Fund, Inc. (the "Fund") for use at a Special Meeting of stockholders to be held at the offices of L. Roy Papp & Associates, LLP (the "Adviser"), 6225 North 24th Street, Suite #150, Phoenix, AZ 85016, on January 23, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Special Meeting").

This Proxy Statement, the Notice of Special Meeting and the proxy cards are first being mailed to stockholders on or about December 30, 2003 or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it by mail (addressed to L. Roy Papp, Chairman of the Papp Focus Fund, Inc., c/o
L. Roy Papp & Associates, LLP, 6225 North 24th Street, Suite #150, Phoenix, AZ 85016) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

The Adviser's principal executive office is 6225 North 24th Street, Suite #150, Phoenix, AZ 85016.

The Fund sends unaudited semi-annual and audited annual reports to its stockholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND ANY MORE RECENT SEMI-ANNUAL REPORT, UPON WRITTEN REQUEST TO THE FUND AT 6225 NORTH 24TH STREET, SUITE #150, PHOENIX, AZ 85016, OR BY CALLING 1-800-421-4004 OR AT THE FUND'S WEBSITE AT WWW.ROYPAPP.COM.

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast of the Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies to receive the vote necessary for its passage or to obtain a quorum. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor for the proposal and will vote against any such adjournment those proxies to be voted against the proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker non-votes will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the proposal for purposes of tabulating votes necessary for the proposal's approval.

The Board voted unanimously to approve the Plan on November 21, 2003. Consequently, approval of the proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan adopted by the Board will require the affirmative vote of the majority of the Fund's outstanding shares.

If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted "FOR" the approval of the Plan, and in accordance with the judgment of the persons appointed as proxies upon any other matters that may properly come before the Special Meeting and that are deemed appropriate. Any stockholder giving a Proxy has the right to attend the Special Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by written notice received by the Fund prior to the time it is voted.

The Fund has one class of shares of capital stock, par value $0.01 per share (the "Shares"). On the record date, December 16, 2003, there were 163,359 Shares outstanding. Each Share is entitled to one vote at the Meeting and fractional Shares are entitled to proportionate shares of one vote.

                  APPROVAL OF THE LIQUIDATION, DISSOLUTION AND
                             TERMINATION OF THE FUND

THE LIQUIDATION IN GENERAL

The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Board on November 21, 2003, when the Board considered various alternatives and then determined that an orderly liquidation of the Fund's assets was in the best interests of the Fund and its stockholders. Prior to the November 21, 2003 meeting, the Board considered whether the Fund could feasibly be part of a proposed transaction (the "Transaction") in which other funds managed by the Adviser would be merged into existing funds of another fund family (subject to certain conditions, including shareholder approval). However, it was determined by the parties to the Transaction (in consultation with the Fund's Board) that including the Fund in the Transaction was not feasible.

The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved by the requisite stockholder vote, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its stockholders.

In the event the Plan is not approved by the requisite stockholder vote, the Board will consider what other action should be taken, which could include resoliciting stockholders.

REASONS FOR THE LIQUIDATION

The Fund is an open-end investment management company organized as a Maryland corporation on December 17, 1997. The Fund commenced operations on March 2, 1998. As of December 4, 2003, the Fund's net assets were approximately $1.7 million.

At a meeting of the Board held on November 21, 2003, the Board was advised by the Adviser that the continued operation of the Fund was not economically feasible or in the best interests of the Fund or its stockholders considering all relevant factors, including, without limitation:

1. The Fund has been unable to attract additional investors in order to attain a level of assets that would enable it to absorb all of the expenses of its operations and offer a competitive return.

2. The Fund's performance has been augmented by expense reimbursements by the Adviser. The Adviser is presently reimbursing the Fund for other expenses equaling an additional 1.37% of average net assets. The Fund's returns without these reimbursements would likely make the Fund unattractive to new investors.

The Adviser requested that the Board consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A.

The Board acknowledged that the Adviser has agreed to reimburse the Fund to the extent that the Fund's regular operating expenses during any fiscal year exceed 1.25% of its average daily net asset value in such year. The Fund's total return for the one-year period ended December 31, 2002 was (23.03%) ((24.73)% without expense reimbursements). The Board recognized that, absent the expense reimbursement arrangement, the Fund's returns would likely make the Fund unattractive to new investors and that the Adviser is under no obligation to continue expense reimbursements. Based upon the Adviser's presentation and recommendation and other relevant factors, the Board concluded that a liquidation of the Fund was in the best interests of the Fund and its stockholders. See "Federal Income Tax Consequences" below.

The Board, including all of the directors who are not "interested persons" of the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), then unanimously adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution advisable and directing that it be submitted to the stockholders for consideration. The Adviser will bear all costs associated with the liquidation of the Fund.

The liquidation of the assets and dissolution of the Fund will have the effect of permitting the Fund's stockholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice.

PLAN OF LIQUIDATION OF THE FUND

The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its stockholders.

LIQUIDATION VALUE

If the Plan is adopted by the Fund's stockholders at the Special Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known liabilities and obligations, each Fund stockholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement (the "NAV Liquidation Distribution"). Stockholders may also receive previously declared and unpaid dividends and distributions, together with the NAV Liquidation Distribution, with respect to each of the stockholder's shares of the Fund.

The Fund will pay the NAV Liquidation Distribution and any capital gain or dividend distribution on the Liquidation Date (as defined below). The amount of these distributions actually paid will vary depending on a number of factors, such as changes in value of the Fund's holdings and net redemptions of Fund shares. If determined as of December 18, 2003, the Fund would have made a NAV Liquidation Distribution of $10.06 per share, a capital gain distribution of $0.04 per share and a dividend distribution of $0.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the NAV Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

This summary does not address the particular federal income tax consequences which may apply to certain stockholders such as trusts, estates, non-resident aliens or other foreign investors. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the NAV Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE NAV LIQUIDATION DISTRIBUTION AS DISCUSSED HEREIN. The receipt of the NAV Liquidation Distribution may result in tax consequences that are unanticipated by stockholders.

The NAV Liquidation Distribution received by a U.S. stockholder (i.e., a Fund stockholder who is subject to United States federal taxation on a net income basis) may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an income dividend to the extent the amount of the Fund's investment income and net short-term capital gains earned during its final tax year that have not previously been distributed exceed the Fund's expenses for the year; and (iii) a distribution treated as payment for the U.S. stockholder's shares (together, the "NAV Liquidation Distribution").

The composition of the actual NAV Liquidation Distribution may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board must authorize any capital gain dividend and income dividend to be distributed as part of the NAV Liquidation Distribution. Within 60 days after the close of the Fund's final taxable year (which will be deemed to close on the Liquidation Date), the Fund will notify U.S. stockholders as to the portion, if any, of the NAV Liquidation Distribution that constitutes a capital gain dividend and that constitutes an income dividend (including the portion of the income dividend that qualifies for taxation at long-term capital gains rates for individual stockholders (as discussed below) or as an exempt-interest dividend).

Since the Fund would seek to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period it would not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce the amount of NAV Liquidation Distributions, and result in the inability of the Fund to pay exempt-interest dividends to its U.S. stockholders.

Any portion of a NAV Liquidation Distribution paid under the Plan out of ordinary income or net realized long-term capital gains will be taxed under the Code in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated. However, under a recently enacted law, a portion of the income distribution received by individual stockholders and attributable to "qualified dividend income" of the Fund may be subject to tax at the rates generally applicable to long-term capital gains if certain requirements are satisfied. The Fund will designate which portion of the NAV Liquidation Distribution may be eligible for these reduced rates.

The balance of any amount (after accounting for the capital gain dividend and income dividend portions of the NAV Liquidation Distributions) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. stockholder's shares in the Fund. A U.S. stockholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. stockholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the U.S. stockholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S. stockholder at the time of the exchange. Under current law, long-term capital gains are taxed to non-corporate U.S. stockholders at a maximum tax rate of 15%. If the U.S. stockholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short term capital gains are taxed to non-corporate U.S. stockholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. stockholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

NAV LIQUIDATION DISTRIBUTION

At present, the date on which the Fund will be liquidated and on which the Fund will pay NAV Liquidation Distributions to its stockholders is uncertain, but it is anticipated that if the Plan is adopted by the stockholders such liquidation would occur on January 29, 2004 (the "Liquidation Date"). Stockholders holding Fund shares as of the close of business on the day prior to the Liquidation Date will receive their NAV Liquidation Distribution on the Liquidation Date without any further action on their part.

The right of a stockholder to redeem his or her shares of the Fund at any time has not been impaired by the proposal to liquidate the assets and dissolve the Fund and the adoption of the Plan. Therefore, a stockholder may redeem shares in accordance with redemption procedures set forth in the Fund's current Prospectuses and Statement of Additional Information without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

On the Liquidation Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission ("SEC") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

After the Liquidation Date, pursuant to the Maryland General Corporation Law and the Fund's Charter, Articles of Dissolution will in due course be executed and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

CONCLUSION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF LIQUIDATION.

                             ADDITIONAL INFORMATION

GENERAL

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter or telephone, will be paid by the Adviser. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of the Adviser and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies in person or by telephone.

Management Information Services Corp. (the "Agent") has been engaged to assist in the solicitation of proxies, at an estimated fee of $2,500, which will be borne by the Adviser. As the Special Meeting date approaches, certain stockholders may receive a telephone call from a representative of the Agent if their vote has not yet been received.

If the stockholder wishes to participate in the Special Meeting, the stockholder may submit the proxy card originally sent with the Proxy Statement or attend in person. Should stockholders require additional information regarding the proxy or replacement proxy cards, they may contact the Agent toll-free at 1-800-421-4004. Any proxy given by a stockholder is revocable.

STOCKHOLDER PROPOSALS

As a general matter, the Fund does not hold annual meetings of stockholders. Stockholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of stockholders (assuming that the Fund is not liquidated as proposed) should send their written proposals to the Chairman of Papp Focus Fund, Inc., c/o L. Roy Papp & Associates, LLP, 6225 North 24th Street, Suite #150, Phoenix, AZ 85016. Proposals must be received at a reasonable time prior to the date of a meeting of stockholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, the persons named in the accompanying proxy shall be entitled to vote the shares represented by such proxy in accordance with their judgment on such matters.

INDEPENDENT ACCOUNTANTS

         The independent directors of the Fund have selected Deloitte & Touche LLP ("D&T") as independent accountants to audit and certify the Fund's financial statements for the fiscal year ended December 31, 2003. Stockholder approval or ratification of D&T's selection is not required under the Investment Company Act. Representatives of D&T will be present at the Meeting, will be given the opportunity to make a statement if they so choose, and are expected to be available to respond to appropriate questions.

         In addition to serving as independent accountants, D&T has provided limited nonaudit services (primarily tax and business advisory services) to the Funds. The independent directors carefully considered these nonaudit services when evaluating D&T's independence for purposes of its selection as the Fund's independent accountants. In a letter to the Fund's audit committee dated January 21, 2003, D&T confirmed its status as independent accountants with respect to the Funds within the meaning of the federal securities laws.

         D&T's audit report for the Fund's most recently completed fiscal year did not contain any adverse opinions or disclaimers of opinion, nor did D&T qualify or modify such reports as to uncertainty, audit scope, or accounting principles. Further, there were no disagreements between the Fund and D&T in three key areas: (i) accounting principles and practices, (ii) financial statement disclosures, or (iii) audit scope and procedures - which, if not resolved to D&T's satisfaction, would have caused the accountants to reference the matter in their audit reports.

         The audit committee identifies the independent auditors to be recommended for selection by the board of directors to audit the financial statements of the Fund, and reviews the auditor's fees to determine they are appropriate for the services rendered. In addition, with respect to any non-audit services, the audit committee pre-approves all non-audit services to be provided by the independent auditors to the Fund; provided that pre-approval is not required for non-audit services that (i) were not identified as such at the time the pre-approval was required and (ii) do not aggregate more than 5% of total revenues paid to the independent auditors by the Fund during the fiscal year in which the services are provided, if the audit committee approves the provision of such non-audit services prior to the completion of the audit (referred to hereafter as "non-audit services for the Funds approved prior to completion"). Under the audit committee charter, the audit committee may delegate the authority to pre-approve non-audit services to a member of the audit committee.

         The table below shows the fees paid by the Fund to D&T during the fiscal year ended December 31, 2002. "Audit Fees" reflect the aggregate fees billed for professional services rendered by D&T for the audit of the Trust's annual financial statements and services normally provided by D&T in connection with statutory and regulatory filings. "Audit-Related Fees" reflect the aggregate fees billed for assurance and related services by D&T that are reasonably related to the performance of the audit or review of the Trust's financial statements and are not included under the heading Audit Fees. "Tax Fees" reflect the aggregate fees billed by D&T for professional services for tax compliance, tax advice and tax planning. "All Other Fees" reflect the aggregate fees billed for products and services provided by D&T other than those included under the other captions in the table.

-------------------------------------------------------------------------
                                                2002
-------------------------------------------------------------------------
                              FEES PAID       % OF NON-AUDIT SERVICES FOR
                                              THE FUND APPROVED PRIOR TO
                                                      COMPLETION
-------------------------------------------------------------------------
        Audit Fees             $13,000                   0.0%
-------------------------------------------------------------------------
    Audit-Related Fees            --                      --
-------------------------------------------------------------------------
         Tax Fees               $1,092                   0.0%
-------------------------------------------------------------------------
      All Other Fees              --                      --
-------------------------------------------------------------------------
        Total Fees             $14,092                   0.0%
-------------------------------------------------------------------------


Under the audit committee charter, with respect to any non-audit services, the audit committee is required to pre-approve all non-audit services to be provided by the independent auditors of the Fund to the Papp Complex (including the Adviser and any entity controlling, controlled by or under common control with the Adviser that provides ongoing services to the Fund) where the nature of the services provided has a direct impact on the operations or financial reporting of the Fund (such services, "Papp Complex Services"); provided that this pre-approval requirement does not apply to Papp Complex Services that (i) were not identified as such at the time of the pre-approval required and (ii) do not aggregate more than 5% of total revenue paid to the independent auditors of the Fund by the Fund for all services and by the Papp Complex for Papp Complex Services during the fiscal year in which those services are provided, if the audit committee approves the provision of such Papp Complex Services prior to the completion of the audit.

BENEFICIAL OWNERS

The following table shows certain information, as of December 1, 2003, concerning persons who may be deemed beneficial owners of 5% or more the Shares of the Fund because they possessed or shared voting or investment power with respect to the Shares:

NAME AND ADDRESS OF            AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP       SHARES
L. Roy Papp                    42,008                     24.4%
6225 North 24th Street, #150
Phoenix, AZ 85016

Frank & Nancy Russell          19,295                     11.2%
5104 N. 32nd Street, #349
Phoenix, AZ 85018


         The table below shows the number of Fund shares beneficially owned by each director, as well as the directors and officers of the Fund as a group, as of December 1, 2003.

-----------------------------------------------------------------------------
                            AMOUNT AND NATURE OF
NAME OF DIRECTOR            BENEFICIAL OWNERSHIP           PERCENT OF FUND
-----------------------------------------------------------------------------
DIRECTORS WHO ARE INTERESTED PERSONS OF THE FUND:
-----------------------------------------------------------------------------
L. Roy Papp                 42,008                         24.4%
-----------------------------------------------------------------------------
Harry A. Papp                5,489                          3.2%
-----------------------------------------------------------------------------
Rossellen C. Papp            5,489                          3.2%
-----------------------------------------------------------------------------
Julie A. Hein                   --                            --
-----------------------------------------------------------------------------
DIRECTORS WHO ARE NOT INTERESTED PERSONS OF THE FUND:
-----------------------------------------------------------------------------
James K. Ballinger             620                             *
-----------------------------------------------------------------------------
Amy S. Clague                   --                            --
-----------------------------------------------------------------------------
Carolyn P. O'Malley             --                            --
-----------------------------------------------------------------------------
Directors and officers as
a group                     48,117                          27.9%
-----------------------------------------------------------------------------
* Less than 1%.

         As of December 1, 2003, no director who is not an interested person of the Fund owns beneficially or of record, any security of the Adviser, or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser.

       PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                       By order of the Board of Directors,


                                        /s/ L. Roy Papp

                                        L. Roy Papp
                                        Chairman

Dated: December 29, 2003

                                   APPENDIX A
                               PLAN OF LIQUIDATION

         WHEREAS, Papp Focus Fund, Inc. (the "Corporation"), a Maryland corporation, is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation's investments consist of publicly traded securities managed by L. Roy Papp & Associates, LLP ("Papp") pursuant to an investment advisory agreement with the Corporation; and

         WHEREAS, the Board of Directors has determined that liquidation of the Corporation's assets is in the best interests of the Corporation's stockholders; and

         WHEREAS, the Board of Directors has directed that this Plan of Liquidation of Papp Focus Fund, Inc. (the "Plan") be submitted to the holders of the Corporation's outstanding shares of common stock for approval or disapproval at a special meeting of stockholders and has authorized the filing with the Securities and Exchange Commission (the "Commission") and distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting; and

         NOW, THEREFORE, the Board of Directors hereby adopts and sets forth this Plan as follows:

         1. Effective Date of Plan. The effective date of this Plan (the "Effective Date") shall be the date on which this Plan is approved by the stockholders of the Corporation.

         2. Management of the Corporation. From the date of adoption of the Plan by the Board of Directors through the Effective Date, the Corporation's portfolio shall continue to be managed by Papp pursuant to the Corporation's current investment objectives, restrictions and policies. At the Effective Date, Papp shall cease to manage the Corporation in accordance with its current investment objectives, restrictions and policies and shall begin an orderly liquidation of the securities held in the Corporation pursuant to the Plan.

         3. Sale or Liquidation of Assets. As of the Effective Date, Papp shall have the authority to, and as soon as practicable after the Effective Date, sell and liquidate the securities held by the Corporation.

         4. Provisions for Liabilities. Papp shall pay on behalf of the Corporation any of the Corporation's liabilities and obligations, including, without limitation, contingent liabilities.

         5. Distributions to Stockholders. The net proceeds of the sales of securities as provided in paragraph 3 shall be distributed to the stockholders of the Corporation as soon as practicable following such sale of assets.

         6. Filings. As soon as practicable, the Corporation shall prepare and file Form N-8F under the 1940 Act and any other documents as are necessary to effect the de-registration of the Corporation in accordance with the 1940 Act and any other applicable securities laws, and any rules and regulations of the Commission.

         7. Dissolution. The proper officers of the Corporation shall execute the Articles of Dissolution and upon receipt of Maryland tax clearances, file such Articles with the appropriate governmental agencies of the State of Maryland.

         8. Expenses of the Sales and Distributions. The Corporation shall bear all of the expenses incurred by it in carrying out this Plan, including, but not limited to, all legal, accounting, custodian and transfer agency fees.

         9. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Corporation and its stockholders. If any amendment or modification to this Plan appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Board of Directors may abandon this Plan without stockholder approval at any time if it determines that abandonment would be advisable and in the best interests of the Corporation and its stockholders.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Plan to be executed by the Corporation as of this ____ day of _________, 2003.

                                            PAPP FOCUS FUND, INC.


                                            By:
                                                 -------------------------------
                                                 L. Roy Papp
                                                 Chairman

                                   DETACH HERE
                                      PROXY
                              PAPP FOCUS FUND, INC.

6225 North 24th Street, Suite #150, Phoenix, Arizona 85016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Harry A. Papp and Ms. Julie A. Hein, and each of them separately, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Papp Focus Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the Special Meeting of stockholders on January 23, 2004, and at any adjournments thereof.

--------------------------------------------------------------------------------
                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                                   DETACH HERE

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

1. To consider and act upon a proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan of Liquidation adopted by the Board of Directors.

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please mark, sign, date and return this proxy card promptly using the enclosed envelope. If you sign and return the enclosed proxy card and do not direct how the proxy is to be voted, the proxy will be voted "FOR" THE PROPOSAL.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If in a partnership, please sign in partnership name by authorized person.

Signature: _______________ Date:_______ Signature: ________________ Date:______